Exhibit 3.2

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Caren Currier
2313 HOLLYHILL LN
Denton, TX 76205, USA

Work Order #: W2021061000836
June 10, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 309739

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Filed Documents	Fees	20211519463	6/10/2021 11:18:04 AM	Approved	1	$142.00	$142.00
Total							$142.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6233490713426375303087	Success	$142.00
Total			$142.00

Credit Balance: $0.00

Caren Currier
2313 HOLLYHILL LN
Denton, TX 76205, USA

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: KAT EXPLORATION, INC. NV19971210747 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2 Filed in the Office of Secretary State Of Nevada Business Number C14123 - 1997 Filing Number 20190201176 Filed On 10/03/2019 06:41:49 AM Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE PRESIDENT:

Name			Country
KENNETH STEAD			

Address	City	State	Zip/Postal Code
1 MOFFATT ROAD	MT PEARL CANADA	NL	A1N5G2

CORPORATION, INDICATE THE SECRETARY:

Name			Country
Michael Fasci			USA

Address	City	State	Zip/Postal Code
P.O. Box 500	East Taunton	MA	02718

CORPORATION, INDICATE THE TREASURER:

Name			Country
Michael Fasci			USA

Address	City	State	Zip/Postal Code
P.O. Box 500	East Taunton	MA	02718

CORPORATION, INDICATE THE DIRECTOR:

Name			Country
Michael Fasci			USA

Address	City	State	Zip/Postal Code
P.O. Box 500	East Taunton	MA	02718

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Nelson Lamis

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
Authorized Signer	10/03/2019

page 2 of 2

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20190207672 - 16 Filed On 05/13/2019 Number of Pages 4

CERTIFICATE OF DESIGNATION of the PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS, AND RESTRICTIONS of the SERIES C SUPER VOTING PREFERRED STOCK of KA T EXPLORATION , INC. Pursuant to Section 78.196 of the Nevada Revised Statutes KAT EXPLORATION, INC . , a corporation organized and existing under and by virtue of the laws of the State of Nevada (the "Corporation") , in accordance with the provisions of Section 78 . 196 of the Nevada Revised Statutes, DOES HEREBY CERTIFY : That pursuant to the authority conferred upon the Board of Directors (the "Board") of the Corporation by the Articles of Incorporation, as amended, of the Corporation, the Board, at a meeting held on l' - \ u, 1 ( . , , 2019 , adopted the following resolution : ' RESOLVED, that pursuant to the authority granted to the Board by the Articles of Incorporation, as amended (the "Articles"), the Board hereby authorizes the creation (using a portion of the thirty million ( 30 , 000 , 000 ) authorized but unissued shares of blank check preferred stock of the Corporation) of a new series to be known as "Series C Super Voting Preferred Stock . " consisting of one thousand ( 1 , 000 ) shares, and the Corporation hereby fixes the following designations, powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, of such Series C Super Voting Preferred Stock : I . Designation and Amount ; Designated Holder . Of the thirty million ( 30 , 000 , 000 ) shares of the Company's authorized Preferred Stock, one thousand ( 1 , 000 ) shares are designated as "Series C Super Voting Preferred Stock," with the rights and preferences set forth below . Only one person or entity is entitled to be designated as the owner of all of the Series C Super Voting Preferred Stock (the "Holder") , in whose name the initial certificates representing the Series C Super Voting Preferred Stock shall be issued . Any transfer of the Series C Super Voting Preferred Stock to a different Holder must be approved in advance by the Corporation ; provided, however, the Holder shall have the right to transfer the Series C Super Voting Preferred Stock, or any portion thereof, to any affiliate of Holder without the approval of the Corporation . 2. Dividends ; Distribution and Liquidation Rights . The Holder of the Series C Super Voting Preferred Stock will not be entitled to participate with the holders of Common Stock (defined below) in any dividends or distributions . The Series C Super Voting Preferred Stock shall not participate in the distribution of any asset or property of the Corporation upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary . 3. Voting Rights . The Holder of the Series C Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation's common stock, par value $ 0 . 000 I per share ("Common Stock") . In the event the Holder of Series C Super Voting Preferred Stock is so entitled to vote, the aggregate shares of Series C Super Voting Preferred Stock held thereby, regardless of their number, shall be entitled to voting rights, in the aggregate, equal to 66 . 67 % of the total number of issued and outstanding shares of Common Stock, plus the total number of shares of all other series or classes of capital stock of the Corporation issued and outstanding as of any such date of such vote of the shareholders, it being the intention that the Holder shall have effective voting control of the Corporation on all matters . Holder shall be entitled to vote on an as converted basis, together with the holders of Common Stock . (a) The Corporation shall not amend, alter, change, or repeal the preferences, privileges, special rights, or other powers of the Series C Super Voting Preferred Stock so as to adversely affect the Series C Super Voting Preferred Stock, without the written consent of the Holder . (b) So long as shares of Series C Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Holder ; (i) dissolve the Corporation or effectuate a liquidation ; (ii) alter, amend, or repeal the Certificate of Incorporation of the Corporation ; (iii) agree to any provision in any agreement that would impose any restriction on the Corporation's ability to honor the exercise of any rights of the Holder of the Series C Super Voting Preferred Stock, or that would adversely affect the Series C Super Voting Preferred Stock and its rights and preferences ; (iv) do any act or thing not authorized or contemplated by this Certificate which would result in taxation of the Holder of shares of the Series C Super Voting Preferred Stock under Section 305 of the Internal Revenue Code of 1986 , as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended) ; or (v) issue any class or series of capital stock of the Corporation which would advernely affect the Series C Super Voting Preferred Stock and its rights and preferences . 4. Severability . If any right, preference or limitation of the Series C Super Voting Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so ex . pressed herein . 5. Amendment and Waiver . This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series C Super Voting Preferred Stock so as to affect them materially and adversely without the consent of the Holder . Subject to the preceding sentence, any amendment, modification or waiver of any of the tenns or provisions of the Series C Super Voting Preferred Stock shall be binding upon the Holder . 6. Replacement . Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilatiOn of any certificate evidencing shares of Series C Super Voting Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate . 2

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20190205710 - 47 Filed On 05/10/2019 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20180536424 - 65 Filed On 12/14/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20180536425 - 76 Filed On 12/14/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20180536427 - 98 Filed On 12/14/2018 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150384085 - 66 Filed On 08/28/2015 Number of Pages 5

0812812015 09:20 FAX 503 227 2980 KELL . ALT . &Rn. [gJ005/008 EXHIBIT A CERTIFICATE OF DESIGl'iATION OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES B PREFERRED STOCK OF KAT EXPLORATION, INC The undersigned, Kenneth Stead, certifies that: A. He is the duly elected and acting President of KAT Exploration, a Nevada corporation (the "Company" or "Corporation"). B. Pursuant to the authority given by the Company's Articles of Incorporation as amended, the Board of Directors of the Company has duly adopted the following resolutions: WHEREAS, the Articles of Incorporation of this Corporation provide for a class of shares known as Preferred Stock, issuable from time to time; WHEREAS, the Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such Series Band to determine the designation thereof, or any of them; WJIEREAS, this Corporation has not issued any shares of Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges and restrictions relating to the initial series of Preferred Stock and the number of shares constirnting and the designation of the series; NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the de.signation of the number of shares constituting, and the rights, preferences, privileges, and restrictions of the Preferred Stock as follows· I. Designation of Series . The initial series of Preferred Stock shall be designated "Series B Preferred Stock." 2. Number of Shares . The number of shares constituting the Series B Preferred Stock shall be 18,500 shares.

08128/2015 09:21 FAX 503 227 2980 KELL.ALT.&RD. [€,]006/008 3 , Dividend Preference . The holders of shares of Series n Preferred Stock shall be entitled to receive non - cumulative dividends when, as and if declared by the Board of Directors out of funds legally available therefor . If a dividend is declared on the Common Stock, the holders of the Series B Preferred Stock shall he entitled to the same per share dividend, subject to adjustment as provided by Section 6 below, prior to and in preference to the holders of the Common Stuck . No right shall accrue to the holders of the Series B Preferred Stock as a result of the failure of the Board of Directors to declare or pay dividends on the shares in any prior period . 4. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, $ 100 . 00 per share (the "Original Issue Price") of Series B Preferred Stock plus an amount equal to any declared but unpaid dividends on such share . If upon the occurrence of such event, the assets and funds so distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full above - described preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder . 5. Voting Rights . Except as otherwise required by law, the holders of the Series B Preferred Stock shall not have voting rights 6. Conversion Rights . The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"). a. Optional Conveniion . Subject to and in compliancr . = with the provisions of this Section 6 , any shares of Series B Preferred Stock may, at the option of the holder, be converted at any time into fully - paid and nonassessable shares of Common Stock . The conversion price for the Series B Preferred Stock shall initially be forty percent ( 40% ) of the thirty (30) day moving average of the price of the Corporation's common stock as quoted by OTC Markets Group, Inc . (OTC Pink) . b. Mechanics of Conversion . Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same . Such notice shall state the number of shares of Series B Preferred Stock being converted . Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number 2

08/28/2015 09:21 FAX 503 227 2980 KELL . ALT . &RL \ ". 0071008 of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series B Preferred Stock being converted . Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled tu receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date . c. Automatic Conversion (i) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock, based on the then - effective Series B Preferred Conversion Price, (a) at any time upon the affirmative vote of the holders ofat least fifty percent ( 50% ) of the outstanding shares of the Series B Preferred Stock, or (b) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 , as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $ 10 , 000 , 000 . Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance v,, . ith the provisions of Section 6 b . (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its trnnsfer agent ; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates . Upon the occurrence of such automatic conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series B Preferred Stock . Thereupon, there shall be issued and delivi :: rcd to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the munber of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 6 b . 3

08/28/2015 09:22 FAX 503 227 2980 KELL.ALT.&RL1'. 008/008 d. Fractional Shares . No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock . All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of detennining whether the conversion would result in the issuance of any fractional share . If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion . e. Rnenation of Stock Issuable Upon Conversion . The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for t . he purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock . If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of she . res as shall be sufficient for such purpose . RESOLVED FURTHER, that the President and Secretary oftbc Company are each authorized to execute, verify and file a certificate of detennination of preferences in accordance with Nevada law. C. The authorized number of shares of Preferred Stock of the corporation is 30,000,000, and the number of shares constituting Series B Preferred Stacie, none of which has been issued, is 185,000. IN WITNESS WHEREOF, the undersigned has executed this Certificate on August 28, 2015. Name : Ke n Stead Title: President 4

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150343214 - 75 Filed On 07/30/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150342641 - 28 Filed On 07/30/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150181706 - 81 Filed On 04/22/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20150072057 - 19 Filed On 02/18/2015 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130719087 - 58 Filed On 11/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130719076 - 26 Filed On 11/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130505671 - 00 Filed On 07/31/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130461873 - 05 Filed On 07/15/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130461877 - 49 Filed On 07/15/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20130075829 - 77 Filed On 02/01/2013 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20120675934 - 59 Filed On 10/01/2012 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20120669390 - 48 Filed On 09/28/2012 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20110746114 - 27 Filed On 10/17/2011 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20110746118 - 61 Filed On 10/17/2011 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20110272953 - 22 Filed On 04/11/2011 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20100029800 - 12 Filed On 01/20/2010 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20100010110 - 76 Filed On 01/08/2010 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090827679 - 10 Filed On 11/30/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090619174 - 09 Filed On 08/14/2009 Number of Pages 10

Designation of Series : The shares of such series shall be designated as the "Series A Super Preferred Stock" (Series A) Conversion Rights : (a) If at least one share of Series A is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their nwnber, shall be convertible into the number of shares of Common Stock which equals 66 % of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion . (b) Each individual share of Series A sha 11 be convertible into the number of shares of Common Stock which equals 66 % of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion, divided by the total number of shares of Series A at the time of conversion . Liquidation Rights : In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A then outstanding shall be entitled to be paid out of the assets of the Company, before any other class or series, available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Five Million Dollars ( $ 5 , 000 , 000 ) per share . Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A and then to the holders of other outstanding shares of capital stock of the Company . If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A . Voting Rights : (a) If at least one share of Series A is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their number, shall have voting rights equal to 66 . 6% - ( 2 / 3 ) of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, issued and outstanding at the time of any vote of shareholders . (b) Each individual share of Series A shall have the voting rights equal to 66 . 6% - ( 2 / 3 ) of the number of shares of Common Stock, plus the total number of shares of all other series of Stock, issued and outstanding at the time of any vote of shareholders, divided by the number of shares of Series A which are issued and outstanding at the time of the vote . Designation of Series : The shares of such series shall be designated as the .. Series B Convertible Preferred Stock" (Series B) Liquidation Rights : In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series B then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Six Dollars ( $ 6 . 00 ) per share . Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series B Preferred and then to the holders of other outstanding shares of capital stock of the Company . If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratab 1 y to the holders of the Series B . Voting Rights : In any and all matters the Series B shall have voting rights in any matter presented to the shareholders of the common stock of the Company on the basis of one vote for each share of Series B issued and outstanding . Matters affecting the rights of holders of Series B to dividends or affecting their liquidation rights shall be presented to holders thereof for a vote of approval as herein provided for and for no other purpose . If the Company affects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series B shall not be subject to adjustment unless such stock split shall be applied to the Series B . Dividends : The holders of the Series B shall be entitled to receive Common Stock dividends when, as, and if declared by the directors of the Company, to be paid in cash or in Market Value of the Company's common stock at the election of the Company . Market Value, for the purposes of this Certificate of Determination shall mean the average of the closing prices for the common stock of the Company for the five business days preceding the declaration of a dividend by the Board of Directors . Without prior written consent of the majority of the holders of Series B, so long as any shares of Series B shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shal 1 the Company make any distribution on any Junior Stock, nor shal 1 any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51 % of the outstanding voting stock, nor sha 11 any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof and the Redemption Price is set apart . Conversion Rights: The Series B shall have the following conversion rights (the "Conversion Rights"): A. Holder's Optional Right to Convert . Each share of Series B shall be convertible, at the option of the holder(s), on the Conversion Basis in effect at the time of conversion . Such right to convert shall commence as of the Issue Date and shal 1 continue thereafter for a period of ten years, such period ending on the tenth anniversary of the Issue Date . In the event that the holder(s) of the Series B elect to convert such shares into Common Stock, the holder(s) shall have thirty (30) days from the date of such notice in which to tender their shares of Series B to the Company . B. Conversion Basis . Each share of Series B shall be convertible, at any time, or from time to time, into that number of shares of the Company's Common Stock at the company's par value of 0 . 001 , equal in Market Value to Six Dollars ( $ 6 . 00 ), subject to adjustment as may be determined by the Board of Directors from time to time . C. Mechanics of Conversion . Before any holder of Series B shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series B being converted ; and (ii) surrender the certificate or certificates therefore, duly endorsed . Thereupon the Company shall promptly issue and deliver to such holder of Series B a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled . The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Series 8 . D . Adjustments to the Conversion Basis . (i) Stock Splits and Combinations . At any time after the Company first issues the Series B and while any of the shares of Series B remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock subject to the Protective Provisions (as defined below), the Conversion Basis then in effect immediately before that subdivision or combination shall be proportionately adjusted . Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective . (ii) Reclassification, Exchange or Substitution . At any time after the Company first issues the Series B and while any of the shares of Series B remain outstanding, if the Common Stock issuable upon the conversion of the Series B shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets), then and in each such event the holder of each share of Series B shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B might have been converted immediately prior to such reorganizatio ƒ ' reclassification, or change, all subject to further adjustments as provided herein . ( iii ) Reorganization, Mergers, Consolidations or Sales of Assets. At any time after the Company first issues the Series Band while any of such shares remain outstanding, if there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares), or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series B thereafter shall be entitled to receive upon conversion of the Series B, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of Series B deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale . E . Notices of Record Date . In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, entity, or perso ƒ ' or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series B at least 30 days prior to the record date specified therein, a notice specifying the date on which any such reorganizatio ƒ ' reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up . F . Fractional Shares . No fractional shares of Common Stock shall be issued upon conversion of the Series B . In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Company's directors . G . Reservation of Stock Issuable Upon Conversion . At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series B, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B . H . Limitations on Conversion . No conversion of any issued shares of Series B into common stock shall exceed 9 . 9 % of the then issued and outstanding shares of common stock as reported by the Company's transfer agent, unless such conversion is submitted to and approved by the board of directors of the Company . The Company may request information from the holder of any Series B shares submitted for conversion as to that shareholders current ownership of common stock or other securities of the Company . Protective Provisions : Notwithstanding anything contained herein to the contrary, including but not limited to paragraph D above, so long as any of the Series B shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty one percent ( 51% ) of the total number of shares of Series B outstanding : A. Alter or change the rights, preferences or privileges of the Series B so as to adversely affect in any manner the conversion basis by which the shares of Series B are presently converted into shares of Common Stock . B. Increase the authorized number of Series B . C. Create any new class of shares having preferences over or being on parity with the Series B as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series B then outstanding. Redemption Rights : Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series B . Upon redemption the Company shall pay for each share redeemed the amount of Six Dollars ( $ 6 . 00 ) per share, payable in cash or common stock of the Company . At least thirty (30) days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series B to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located . Such notice shall state the date fixed for redemption and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed . On or after the date fixed for redemption and stated in such notice, each holder of Series B called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price . If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares . ff such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series B called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore . If, on or prior to any date fixed for redemption of Series B, the Company deposits, with any bank or trust company as a trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares ca 11 ed for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption . The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore . Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company . If the holders of Series B so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shaH thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price . Designation of Series : The shares of such series shall be designated as the "Series C Convertible Preferred Stock" (Series C) Liquidation Rights : In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series C then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Five Dollars ( $ 5 . 00 ) per share . Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series C and then to the holders of other outstanding shares of capital stock of the Company . If upon any liquidatio dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series C . Voting Rights : In any and all matters the Series C shall have voting rights in any matter presented to the shareholders of the common stock of the Company on the basis of one vote for each share of Series C Stock issued and outstanding . Matters affecting the rights of holders of Series C shares to dividends or affecting their liquidation rights shall be presented to holders thereof for a vote of approval as herein provided for and for no other purpose . If the Company affects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series C shall not be subject to adjustment unless such stock split shall be applied to the Series C .

Dividends : The holders of the Series C shall be entitled to receive Common Stock dividends when, as, and if declared by the directors of the Company, to be paid in cash or in Market Value of the Company's common stock at the election of the Company . Market Value, for the purposes of this Certificate of Determination shall mean the average of the closing prices for the common stock of the Company for the five business days preceding the declaration of a dividend by the Board of Directors . Without prior written consent of the majority of the holders of Series C, so long as any shares of Series C shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51 % of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series C shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof and the Redemption Price is set apart . Conversion Rights: The Series C shall have the following conversion rights (the "Conversion Rights"): A. Holder's Optional Right to Convert . Each share of Series C shall be convertible, at the option of the holder(s), on the Conversion Basis in effect at the time of conversion . Such right to convert shall commence as of the Issue Date and shall continue thereafter for a period of ten years, such period ending on the tenth anniversary of the Issue Date . In the event that the holder(s) of the Series C elect to convert such shares into Common Stock, the holder(s) shall have thirty (30) days from the date of such notice in which to tender their shares of Series C to the Company . B. Conversion Basis . Each share of Series C shall be convertible into that number of shares of the Company's Common Stock, equal in Market Value to Five Dollars ( $ 5 . 00 ) . C. Mechanics of Conversion . Before any holder of Series C shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series C being converted ; and (ii) surrender the certificate or certificates therefore, duly endorsed . Thereupon the Company shall promptly issue and deliver to such holder of Series C a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled . The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Series C . D. Adjustments to the Conversion Basis . (i) Stock Splits and Combinations . At any time after the Company first issues the Series C and while any of the shares of Series C remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock subject to the Protective Provisions (as defined below), the Conversion Basis then in effect immediately before that subdivision or combination sha 11 be proportionately adjusted . Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective . (ii) Reclassification, Exchange or Substitution . At any time after the Company first issues the Series C and while any of the shares of Series C remain outstanding, if the Common Stock issuable upon the conversion of the Series C shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets), then and in each such event the holder of each share of Series C shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein . ( iii ) Reorganization, Mergers, Consolidations or Sales of Assets. At any time after the Company first issues the Series C and while any of such shares remain outstanding, if there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares), or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series C thereafter shall be entitled to receive upon conversion of the Series C, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of Series C deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale . E. Notices of Record Date . In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series C at least 30 days prior to the record date specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up . F. Fractional Shares . No fractional shares of Common Stock shall be issued upon conversion of the Series C . In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as detennined in good faith by the Company's directors . G. Reservation of Stock Issuable Upon Conversion . At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series C, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C . H Limitations on Conversion . No conversion of any issued shares of Series C into common stock shall exceed 4 . 9 % of the then issued and outstanding shares of common stock as reported by the Company's transfer agent, unless such conversion is submitted to and approved by the board of directors of the Company . The Company may request information from the holder of any Series C shares submitted for conversion as to that shareholders current ownership of common stock or other securities of the Company . Protective Provisions : Notwithstanding anything contained herein to the contrary, including but not limited to paragraph D above, so long as any of the Series C shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty one percent ( 51% ) of the total number of shares of Series C outstanding : A. Alter or change the rights, preferences or privileges of the Series C so as to adversely affect in any manner the conversion basis by which the shares of Series C Preferred are presently converted into shares of Common Stock . B. Increase th e authorized number of Serie s C . C. Create any new class of shares having preferences over or being on parity with the Series C as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series C then outstanding . Redemption Rights : Subject to the applicable provisions of Nevada law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series C . Upon redemption the Company shall pay for each share redeemed the amount of Five Dollars ( $ 5 . 00 ) per share, payable in cash or common stock of the Company . At least thirty (30) days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series C to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located . Such notice shall state the date fixed for redemption and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed . On or after the date fixed for redemption and stated in such notice, each holder of Series C called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price . If less than a 11 the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares . If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series C called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore . If, on or prior to any date fixed for redemption of Series C, the Company deposits, with any bank or trust company as a trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption . The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore . Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company . If the holders of Series C so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price .

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090614617 - 66 Filed On 08/12/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090564735 - 21 Filed On 07/20/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090564737 - 43 Filed On 07/20/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090312731 - 58 Filed On 03/31/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20090053340 - 26 Filed On 01/22/2009 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20080814813 - 65 Filed On 12/16/2008 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20070611435 - 69 Filed On 09/05/2007 Number of Pages 2

SEP-04-2007(TUE) 22:12 P. 009/009

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General Instructions for this form:

1. **Please print legibly or type; Black Ink Only.**
2. **Complete all fields.**
3. **Ensure that document is signed in signature field.**

ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of Western Transitions Inc.
(Name of business entity)

I, National Registered Agents, Inc. of NV
(Name of resident agent)

hereby state that on 9/5/07 (Date) **I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:**

1000 East William Street
Physical Street Address

Suite 204
Suite number

Carson City
City

NEVADA

89701
Zip Code

Optional:

Additional Mailing Address

Suite number

City

State

Zip Code

Signature:
National Registered Agents, Inc. of NV
by: Xonda Diven, Asst Secretary
Authorized Signature of R.A. or On Behalf of R.A. Company
Xonda Diven, Assistant Secretary

9/5/07
Date

Nevada Secretary of State RA Acceptance 2003
Revised on 10/17/05

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20070611436 - 70 Filed On 09/05/2007 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20050503760 - 78 Filed On 10/25/2005 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number C14123 - 1997 Filing Number 20050091395 - 94 Filed On 03/30/2005 Number of Pages 1

MAR-17-2000(FRI) 16:46 P.007/012

01/26/2003 07:04 8888888888 PAGE 35

10/24/04 13:04:43 InfoPress-> 8888888888 STATE OF NEVADA Page 009

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

FILED # ________

NOV 0 4 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Certificate of Change of Resident Agent and/or Location of Registered Office

General instructions for this form:
1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The physical Nevada address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $50.00.

ABOVE SPACE IS FOR OFFICE USE ONLY

In Full Affect, Inc — Name of Entity

C14123-1997 — File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) ☑ Change of Resident Agent ☐ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: HIB Corporate Services, Inc.

Street No.: 202 South Minnesota St.

City, State, Zip: Carson City NV 89703

The resident agent and/or location of the registered office is changed to: 133414

Resident Agent: Laughlin Associates, Inc.

Street No.: 2533 N. Carson St.

City, State, Zip: Carson City NV 89706

Optional Mailing Address: ________

NOTE: For an entity to file this certificate, the signature of one officer is required.

X [signature]
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent:

I hereby accept the appointment as Resident Agent for the above-named business entity.

X [signature] 10/28/04
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Res Agt Change 2003
Revised on: 11/18/03

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• DEA N HELLER Secretary of State 10 1 North Carso n Street , Suite Carso n City , Nevad a 89701 - (775) 684 5708 Certificat e o f Chang e of Residen t Agen t and/or Location of Registered Office Offic e Use Only: FILED E B 2 6 ZOOf General instructions for this form: 1. Please print legibly or type; Black Ink Only. 2. Complete all fields. F 3. The physical fJeV1Jda address of the resident agent must be set forth; PMB's are not acce11ta.,_Jtllrr llcrlillyClf - 4. Ensure tha t documen t i s signed i n signature fields. 5. Includ e th e filin g fe e o f $15.00, In Full Affect , Inc. Name of Entity Cl4123 - Im Fi!e Number The change below is effective upon the filing of this document with the Secretary of state. Reason for change: (che,1; ,neJ ill Change of Resident Agent O Change of Location of Registered Office The former resident agent and/or location of the registered office was: Resident Agent: Llmghli n Associate., , Inc. Stree t No.: 253 3 Nort h Carso n Street City , State , Zip: Carson City NV 89706 The resident agent and/or location of the registered office is changed to: Resident Agent: IDQ Corporat e Servicei; , Inc. Street No.: 20 2 Sout h Minnesota Street City, State, Zip: Carson City NV 89703 NOTE: For an entity to file this certificate, the signature of one officer is required. Th o t cortff i r b o aorari,.d. ident Signaturemtle Certificate of Acceptance of Appointment by Resident Agent: I, HI Q Corpont e Services , Inc. By : Jame s C. Strott , it s President on behalf of HJQ Corporate Services. lnc:t;,.,...., , hereb y accep t th e appointmen t a s Residen t Agen t for the above - named business entity. Februar y S , 2001 Date

ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENTS OF:

FILE NUMBER
14123-97

IN FULL AFFECT, INC.
July 2000 TO July 2001

The Corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

LAUGHLIN ASSOCIATES, INC.
2533 N. CARSON STREET
CARSON CITY, NV 89706

FOR OFFICE USE ONLY
FILED (DATE)

JUN 28 2000

☐ IF THE ABOVE INFORMATION IS INCORRECT, PLEASE CHECK THIS BOX AND A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.

1. Include the names and addresses, either residence or business, for all officers and directors. A **President, Secretary, Treasurer and all Directors** must be named. There must be at least one director. Last year's information may have been preprinted. If you need to make changes, cross out the incorrect information and insert the new information above it. An officer must sign the form. **FORM WILL BE RETURNED IF UNSIGNED.**
2. If there are additional directors, attach a list of them to this form.
3. Return the completed form with the $85.00 filing fee. A $15 penalty must be added for failure to file this form by the deadline. An annual list received more than 60 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the **Secretary of State.** Your canceled check will constitute a certificate to transact business per NRS 78.155. If you need the below attachment file stamped, enclose a self-addressed stamped envelope. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 101 North Carson Street, Suite #3, Carson City, NV 89701-4786. (702) 687-5203.

FILING FEE: $85.00 **PENALTY: $15.00**

NAME	TITLE(S)	P.O. BOX	STREET ADDRESS	CITY	ST.	ZIP
Daniel Hodges	PRESIDENT		2533 N Carson St	Carson City	NV	89706
(Same)	SECRETARY		2533 N Carson St	Carson City	NV	89706
(Same)	TREASURER		2533 N Carson St	Carson City	NV	89706
(Same)	DIRECTOR		2533 N Carson St	Carson City	NV	89706
	DIRECTOR					

I hereby certify this annual list.

X Signature of Officer [signature]

Date 6/22/00

RESIGNATION • /' - {/)) - 11 ILED MAR 2 8 2000 Dtan H r s,ore!,,yolllllfl I, Robert Seligman, an original Director and member of the first Board of Directors of In Full Affect, Inc., a Nevada Corporntion, hereby tender and submit my resignation as a member of the Board of Directors and as an Officer of the above named Corporation, such resignation to be effective this 22nd day of September, 1997. • • ii

INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

IN FULL AFFECT, INC.

(Name of Corporation)

7/2/97

(Incorporation Date)

FILE NUMBER 14123-97

A NEVADA CORPORATION FOR THE FILING PERIOD July TO RV6198

(State of Incorporation)

The Corporation's duly appointed Resident Agent in the State of Nevada upon whom process can be served is:

LAUGHLIN ASSOCIATES, INC.
2533 N CARSON ST
CARSON CITY, NV 89706

FOR OFFICE USE ONLY

FILED (DATE)

9798 - 100-
9899 - 100-
99-00 100-
RETN - 50-
Exp 80
400

FILED

NOV 24 1999

Dean Heller
Secretary of State

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.

1. Print or type names and addresses, either residence or business, for all officers and directors. A president, secretary, treasurer and at least one director must be named.
2. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.
3. Return the completed form with the $85.00 filing fee. A $15.00 penalty must be added for failure to file this form by the last day of the third month following incorporation date.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.105. If you need this return attachment file stamped, enclose a self-addressed stamped envelope. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 101 North Carson Street, Suite 3, Carson City, NV 89701-4786, (775) 684-5708

FILING FEE: $85.00 LATE PENALTY: $15.00

THIS FORM MUST BE FILED BY THE 1st DAY OF THE 3rd MONTH FOLLOWING INCORPORATION DATE

NAME / ADDRESS	TITLE	CITY	ST	ZIP
DAN HODGES, 2533 N CARSON ST	PRESIDENT	CARSON CITY	NV	89706
DAN HODGES, 2533 N CARSON ST	SECRETARY	CARSON CITY	NV	89706
DAN HODGES, 2533 N CARSON ST	TREASURER	CARSON CITY	NV	89706
DAN HODGES, 2533 N CARSON ST	DIRECTOR	CARSON CITY	NV	89706
2533 N CARSON ST	DIRECTOR	CARSON CITY	NV	89706
	DIRECTOR			

I hereby certify that this form is true.

Signature of officer: [signature] Title: PRESIDENT Date

11/23/1999

.. STATE OF NEVADA SECRETARY OF STATE CERTIFICATE OF REINSTATEMENT C /C/(J.3 - Y) FILED NO V 2 4 1999 I, DEAN HELLER , the duly electe d Secretar y of Stat e of the Stat e of Nevada , do h e . . ! . e . b . w , . a , . s . . , , . , that IN FULL AFFECT. INC. a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as fallows: 1997 - 1998 Lis t o f Officer s + penalty $100.00 1998 - 1999 Lis t o f Officer s 1 - penally $100.00 1999 - 2000 Lis t o f Officer s + penalty $100.00 , Reinstatement $50.00 $350.00 and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as it the aforesaid filing fees, licenses, penalties and costs had been paid when due. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on November 24 , 1999 . 7/IL ··ij .

($100.-)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 24 1999

No. C14123-97

Dean Heller

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

IN FULL AFFECT, INC.

The undersigned, being the President and Secretary of In Full Affect, Inc., a Nevada Corporation, hereby certify that a majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on October 20, 1999, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of In Full Affect, Inc. were filed with the Secretary of State of Nevada on the 2nd Day of July 1997. The undersigned further certifies that ARTICLE FOURTH of the original Articles of Incorporation filed on the 2nd Day of July, 1997, herein is amended to read as follows:

ARTICLE FOURTH

That the total number of authorized shares to be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) common stock with a par value of ONE TENTH OF A CENT ($.001), no other class of stock shall be authorized.

The undersigned hereby certify that they have on this 20th Day of October, 1999, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

President

Secretary

11/23/1999 02:26P R00578 F100-000-30578

IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 02 1997

No. C14123-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Receipt No. FY9700E10023
LAUGHLIN ASSOCIATES I
06/20/1997 145.00
REC'D BY SH 125 TL

ARTICLES OF INCORPORATION

OF

In Full Affect, Inc.

FIRST. The name of the corporation is:

In Full Affect, Inc.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

17346 1

. ' q Shall have power to have su=sion by its corporate oame for the period limited in its certificate or articles of incorporatiou, attd when no period is limited, perpetunlly, or until dissolved mid its affairs wound up accori.ling to law. (D) Shal l have power t o su e ant i be sue d i n my court of la w or equity . (E) Shal l have power t o mak e contracts . (F) Shall have power to hold, purchase and cunvey real and personal estate and to mortgage or lease any such real and penonal estate with its franchises . The power to hold real anrl personal estate shall include the power to take the same by devise or bequest in the Stan, of Nevada, or in any other state, territory or country . (G) Shall have power to &ppoint such officers and agents as the art . lirs of the corporation shall require, and to allow them suitable compensation. (H) Shall have power to make By - Laws not inconsistent with the constitution or laws of the liuited States, or of the State of Neuda, for the mana.g ment, regulation and gover.unent Jf its affairs and property. the transfer of its stock, the transaction of its b1Jsiness, and the calliug and holding {'f meetings of its stockholders. (I) Shall have power 10 wind up and dissolve itself, or be wound up or dissolved. (1) Shal l have power t o adop t and use a commo n sea l or stamr , and alte r the sam e at pleasure, The use of a seal or stamp by the corporation on any corpora1e documents is not 11ecessary, The corporation may use a seal or stamp, if it desi1es, bu such use or nonuse shall not in any way affect the legality of the document. (K) Shall have p )wer to borrow money and contract debts whs:n necessary for the transttction of its business, or for the exercise of its corporate rights, privileges or franchises, 2 I

,. - or for aoy other lawful y,rpo,e of its incorporation ; to issue bonds, promissory notes, bill 8 of exchange, debentum, and other obligations and evidences of indebtedness, payable at a specified time or times, or payilble upon the happening of a specified event or e \ - ents, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object . (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock o :: , or any bonds, securities or evidences of the indebte . dness created by, any other corporation or corporations of the State of Nevada, or any other state • )r government, and, while owners of Jui, ;. h ock, bondfl, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of owuen . ip, including the right to vote, if any . (M) StuJl hav power to purchase, hold, sell and transfer sha ; es of its own capital slOCk, and use therefor its capital, capital surplus, surplu . . or otber property or fund, (N) Shall have power t \ J condu,;'t business, have one or more offices, and hold, purcbaJ,e, mortgage and convey real and peI"Sl!luli property in the State of Nevada, ,md in .my of the several states, territuries, possessi.ons and dependencies of the United States, the Di,;trict of Columbia, and any foreign countries. (0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or aav amend. - n.ent thereof, or necessary or •ir .::, ental to the pmt1. - ction and benefit of the corporation, and, in general, to carry on an:, lawful business necessary or incidental to the attainment of the - • l :a - . Ŷ 3 '.

objects of the corporation, whether or not such usiness is similar in fflll11re to the objects set forth in the certificate or articio, of incorporation of the corporation, or any amendment thereo - i'. (P) Shall have power to make donations for the public welfare or for charitable, scientific or cJucationa l purposes. (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law. FOURTH. That the total aumber of C0111mon stock authorized that may be issued by the Corporation is TWENTY FIVE IBOUSAND (2.i,000) shares of stock without nominal par val,Je and no o!h class of stock shall be authorized. Said shares may be issued by the corooration from time to time for such considerations as may be fixed by the Board of Directors. FIFl'H. The governing board of this corporati:Jn shall be known as directms, and llie nwnber of directors may from time to tiifl . t be increased or decrease . d in such manner as hall be provided by the By l 1 w -- :. oftbis Corporation, providing that the number cf directors shall not be reduced to fewer than one (1) . The name and ; )<)St office address of the first board of Direct 011 . shall be one (1) in numbr.r and listed as follows: NAME POST OFFICE Al.,ORE . S Robert Seligman 2531 North Carson Street Carson City, Nevada 89706 SIXTH . The capital stock, after the amount of thr subscription price, or par value, has been paid i ·. shall nm be subject to assessment to pay thi debt:; of the ccrpnration. 4

m. The name arul post office address of tbe Incorporator signing the Articles of Incorporation is as follows: 1· POS T OFFIC E ADDRF',ffl 2533 North Carson Stn.'et Caraon City , Nevad a 89706 Th e ,esident agen t for this corporati , · shal l be: LAUGHLIN ASSOCIATES, INC. Rober t Seligman JllGIITB. • The address of said agent, .uld, the registered or statutory address of this corporation in the state of 'kvada, shall be: 2533 North Carson Street Ca.'SO! l City , Nevad a 89706 NINTII. The corporation is to have perpetual existence. TENfH . In fortherance and not in limitation of the powe"ts conferred by statute, thl" Board of Directors is expressly au.Jtorized: Sul.iject to 1 c By Laws, if any, adopted t - y the Stockholders, to make, alter or amen d the B y Law s of the Cor{km1tion . To fix the amount to be reserved as working capital over and above its capital stock p.1.id in; to authorize and cause to be executed, mortgages and liens upon the teal and personal property of this Corporation. By resolution passed by a majority of the v.'.,ole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corpot.rtion, 5 I I which, to :he exteut provided in we1esolution. or in the B'f Laws of the Corporation. shall have and may exercise the powers of the Board of lJU:ectors in the managenre!lt of the business and affairs of the Corporation. Such committee, or oommittteS, sball have sucb name, or names, as may be stated in the By•Laws of the Corporation, or as may be determined from time to time by resolution adopted by . ,I! Board of Directors. When and as authorized by ihe affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of tbe voting power given at a Stockholders meeting called for that purpose, or when authorized by the writb . 11 consent of the holders of at least a majority of the voting stock i sued and outi :. tanding, the Board of Director sltall have power and authority at any meeting to sell, lease or exchange all of the property aru : l asst!U of the Corpororion, including its good will and its corporate franchises, upon such terms and conditioo!l as its board of Directors deems expedient and for the best interests of the Corporation . ELEVENTH . No sh'«eholdf'i' shall be entitled as a matter of right w subscribe for or receive additional shares of auy class of stock of the Corporation, whether now or herea""", authorizeil, or any bonds, debentures or securities .; ouvertible 1 ' 1 ' . 0 stock, btlt uch additional shares of S!'Jck 0 r other securities cnnvertible into stock : nay be issued or disposed ofby tlJ . e Board of Directors to \ uch persons and on such temis as in it . <, " . !iscretion it shall deem advisable . TWELl<"ftl . · fo ctlrector or oWcer of the Corporation shall be personaHy liable to the Corporation or any of its stockhoijers for damages for breach of fiduciary duty as a direc,tor or officer involvir . g any act l}r omission ot any such director or officer ; provided, however, that r : 1 e foregoing t : rovision shall not eliminate or limit the liabilitv of a director or - 6 I I

... .,rtttri?; i!i f ;r:t : .. ti,ei':,I{ t •l: , 7 - J{i•&·••i?;;Jt,cl I ?,11:: l •,·· - '., \ of!b,r (i) for acts or omissions which inVolve inffntional misconduot, ftaud or a knowing violation of law, or (il) the payment of dividends In violation of Seotion 78 , 300 of the Nevadu Revised Sta \ lltes . Any repeal or modification of thu Article by the stockholders of the Corporation shall be prospective only, and shall not ndversely affect any limitation on the personal liability of a director or offi . i ; er of the Corporation for acts .: ir omissions prior to such repeal or modification . THIRTEENTH, This Corporation reserves the right to amend, airer, change or repeal any provision contained in the Articles of In:orporation, in the manner now or hereafter presc,l:,.,,i by stat \ : e, or by the Articles of lncoq,oration, and all rights conferred u;,on Stockholders herein are granted subject to this reservation. - 7

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of June, 1997.

R. Seligman
Robert Seligman

STATE OF NEVADA)
) SS:
CARSON CITY)

On this 19th day of June, 1997 in Carson City, Nevada,

before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

Robert Seligman

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

MARK SHATAS
NOTARY PUBLIC - NEVADA
Appt. Recorded in CARSON CITY
No. 92-2271-3 My Appt. Exp. March 12, 2000

Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

June 19, 1997
Date

R. Seligman
Executive Vice President

8

Copy Request Exception List Copy Request Filing Date: Work Order Item Number: Copy Request Number: 06/10/2021 W2021061000836 1387811 Online images for the following document numbers were unavailable and are not included with this request. Copies of these documents will be delivered at a later date under a separate cover. We apologize for any inconvenience. Filing Date/Time Filing Number Transaction Type Doc ID Expected Number of Pages Number Of Pages Found 07/22/2004 C14123 - 1997 - 005 Resignation of Registered Agent 16120753 1 0 BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888